[Front of card]

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SHEPMEYERS
INVESTMENT COMPANY

     The undersigned hereby appoints Shirley J. Kuhn and James E. Harvey, and each of them, attorneys with full power of substitution and revocation to attend the Special Meeting of Shareholders of Shepmeyers
Investment Company on April 12, 2000, and any adjournment thereof (the "Meeting"), and to vote all Shares which the undersigned would be entitled to vote if personally present upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and related Proxy Statement/Prospectus, and upon such other business as may properly come before the Meeting.

(1) To approve an Agreement and Plan of Reorganization between Shepmyers Investment Company (the"Fund") and Smith Barney Muni Funds, on behalf of the National Portfolio (the "National Portfolio"), pursuant to which the Fund shall transfer all or substantially all of its assets and all of its stated liabilities to the National Portfolio, in exchange for issued and outstanding Class A voting shares of the National Portfolio (the "Shares") and the Fund shall liquidate and distribute pro rata to its shareholders the Shares, terminate as a closed-end management investment company under the Investment Company Act of 1940, as amended, and then dissolve as a corporation under Pennsylvania law.
(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

			FOR [  ]		AGAINST [  ]
	ABSTAIN [  ]

(Continued, and to be signed, on other side)



[Back of card]


ALL PROXIES WILL BE VOTED, AND WILL BE VOTED IN
ACCORDANCE WITH THE INSTRUCTIONS NOTED HEREON.  IN THE
ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE TREATED AS
GRANTING AUTHORITY TO VOTE IN FAVOR OF THE ELECTION OF
DIRECTORS (INCLUDING AUTHORITY TO VOTE CUMULATIVELY)
AND WILL BE VOTED FOR PROPOSAL 1 ABOVE.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE
ENCLOSED ADDRESSED ENVELOPE)





	(PLEASE DATE, SIGN AND RETURN THIS PROXY
								 IN
THE ENCLOSED ADDRESSED ENVELOPE)




Dated:_____________________

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said Meeting or any adjournment hereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Combined Prospectus/Proxy Statement dated
March 30, 2000. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.